UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20519

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐    Definitive Proxy Statement

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MortgageIT Holdings, Inc.

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Questions and Answers

Acquisition of MortgageIT by Deutsche Bank

1.	Who is Deutsche Bank (“DB”)?
•	DB is a large, well-regarded publicly-held bank headquartered in Germany. You can learn more about DB at www.db.com.

2.	Why sell now? Our company is successful on its own.
•	This is about continuing that success and growth. The deal will provide us with greater access to capital and resources to further grow our business. The current industry environment is tough, especially for independents like us.
•	Together we will be able to extend our footprint, add new products to our loan offerings, and sustain the impressive growth rates that we’ve achieved over the years.

3.	Does the Board have to approve this deal?
•	Yes, our Board has already approved the transaction.
•	The transaction remains subject to shareholder and regulatory approval and satisfaction of other customary closing conditions.

4.	Why would DB want to acquire us?
•	DB was interested in MortgageIT to help meet a key goal of theirs — to build a consumer-facing financial services organization in the U.S. The success and strength of our national origination platform provides DB with the strategic interface they are looking for.
•	We fit this bill because of our national platform, our shared commitment to growth and our strong track record.

5.	How involved will the DB management be in our business?
•	DB is rolling its existing mortgage businesses into a new company that MortgageIT will lead. They are looking to us to drive this business.

6.	Are there any big cultural or operational changes that we will have to make?
•	For most employees it will be business as usual, but of course now with a strengthened platform and increased financial resources and flexibility. We believe the fit is a good one culturally and in terms of shared goals.

7.	Has there been any communication with any of our broker channels/business partners? Is it up to us to communicate with them?
•	We are in the process communicating the deal to all of our business partners, including the benefits for us and them.
•	Gary Bierfriend is leading this initiative for us.

8.	Will we lose our jobs? Will our benefits or compensation structure change?

•	We do not expect any significant changes in current staffing levels, benefits or compensation.

9.	Is there overlap in other areas of the company?
•	Very little. We are essentially contributing our retail and wholesale platforms in the deal, as DB had none. DB also outsourced all back-office origination work, so our support teams will now fill that role. There is some overlap in correspondent, but both companies were operating with lean teams and this is a business that we want to build.
•	The one primary affected area is the REIT, and DB is working to repurpose REIT executives in similar roles in the new organization.

10.	Are we now officially employed by DB?
•	We are currently employees of MortgageIT until the transaction closes, which we anticipate in the fourth quarter of 2006. After that,we will continue to operate as we do today, but MortgageIT will become a wholly-owned subsidiary of DB. Accordingly, MortgageIT stock will no longer be publicly-traded on the NYSE.

11.	What happens to the shares that we own in the company?
•	As shareholders, your shares will be acquired by DB for cash at the price of $14.75 per share.
•	Vested options will be worth the difference between the strike price and $14.75 per share.

12.	Will we have an opportunity to buy our company shares or get them as part of our benefits package?
•	We will communicate these details with you in due time as the closing progresses.

13.	What will happen to the MortgageIT name?
•	At the closing of the transaction we will commence a marketing campaign whereby MortgageIT will be co-branded with the DB name. This approach leverages the brand strength of MortgageIT while communicating to customers and business partners that we are now backed by an international financial powerhouse.

14.	I thought we wouldn’t/couldn’t be acquired unless it was by another REIT? Please explain.
•	REITs are frequently acquired by other REITs because of the desire to preserve the tax exemption that goes along with REIT status. A non-REIT buyer of a REIT would need to make a compelling business case that a combined non-REIT entity could generate greater value with the asset than if the target maintained its non-REIT status. That’s exactly what’s happening here – the logic of combining DB’s financial backing with our origination franchise points to much greater growth opportunity than we could have achieved alone.

15.	Are we moving our offices? If so, when?
•	We have no plans to move our offices.

MortgageIT Holdings intends to file a proxy statement in connection with the proposed merger. MortgageIT Holdings investors and security holders should read the proxy statement and other relevant materials when they become available, because they will contain important information about MortgageIT Holdings and the proposed merger. In addition to the documents described above, MortgageIT Holdings files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by MortgageIT Holdings are available without charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders may obtain copies of the documents filed with the SEC by MortgageIT Holdings without charge by contacting: Investor Relations, Attn: Sean McGrath, MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038, or by visiting the MortgageIT Holdings website at www.mortgageitholdings.com.

MortgageIT Holdings is not currently engaged in a solicitation of proxies of the investors or security holders of MortgageIT Holdings in connection with the proposed merger. If a proxy solicitation commences, MortgageIT Holdings and its directors and executive officers may be deemed to be participants in the solicitation of proxies from MortgageIT Holdings stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of MortgageIT Holdings is set forth in the MortgageIT Holdings proxy statement for its 2006 annual meeting which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.